EXHIBIT 3.1

RESTATED

CERTIFICATE OF INCORPORATION

OF

QUICKSILVER RESOURCES INC.

Quicksilver Resources Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify that this Restated Certificate of Incorporation has been duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware. This Restated Certificate of Incorporation restates, integrates, and amends the provisions of the Corporation’s Certificate of Incorporation as originally filed on December 18, 1997, omitting such matters as may be omitted pursuant to the provisions of Section 245(c) of the General Corporation Law of the State of Delaware. Notice of the adoption of this Restated Certificate of Incorporation has been given to all nonconsenting stockholders of the Corporation in accordance with Section 228(d) of the Delaware General Corporation Law.

FIRST:	The name of the Corporation is Quicksilver Resources Inc.

SECOND:	The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

THIRD:	The nature of the business or purposes to be conducted or promoted is: To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH:	The aggregate number of shares of all classes of stock which the Corporation shall be authorized to issue is 50,000,000, divided into the following: 40,000,000 shares of Common Stock, par value of one cent ($0.01) per share (the “Common Stock”) and 10,000,000 shares of Preferred Stock, par value of one cent ($0.01) per share (the “Preferred Stock”).

The Board of Directors of the Corporation is expressly vested with authority to issue one or more series of Preferred Stock having such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof as are permitted by law and as shall be stated and expressed in the resolution or resolutions providing for the issue of each such series of stock adopted by the Board of Directors.

FIFTH:	The Corporation is to have perpetual existence.

SIXTH:	In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized:

To make, alter or repeal the by-laws of the Corporation.

Restated Certificate of Incorporation of Quicksilver Resources Inc.	Page 1

SEVENTH:	Elections of directors need not be by written ballot unless the by-laws of the Corporation shall so provide. Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the Corporation.

EIGHTH:	The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

NINTH:	A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit. Neither the amendment nor repeal of this Article Nine, nor the adoption of any provision of the Corporation’s Certificate of Incorporation inconsistent with this Article Nine, shall eliminate or reduce the effect of this Article Nine in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article Nine, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

TENTH:	To the fullest extent permitted by applicable law, the Corporation shall indemnify any officer or director as set forth in the bylaws of the Corporation, pursuant to Section 145 of the Delaware General Corporation Law.

In witness whereof the Corporation has caused this Restated Certificate of Incorporation to be signed by its authorized officer this 18th day of December, 1998.

QUICKSILVER RESOURCES INC.

By:	/s/ Glenn Darden
Name: Glenn Darden
Title: Vice-President

Restated Certificate of Incorporation of Quicksilver Resources Inc.	Page 2

THE STATE OF TEXAS

COUNTY OF TARRANT

This instrument was acknowledged before me on the 18th day of December, 1998, by Glenn Darden, Vice President of Quicksilver Resources Inc., a Delaware corporation, on behalf of said corporation.

/s/ Olga Borjon-Conway
Notary Public, State of Texas

My Commission Expires:

December 4, 2001

Restated Certificate of Incorporation of Quicksilver Resources Inc.	Page 3

CERTIFICATE OF AMENDMENT

TO THE

RESTATED CERTIFICATE OF INCORPORATION

OF

QUICKSILVER RESOURCES INC.

Pursuant to Section 242 of the Delaware General Corporation Law

Quicksilver Resources Inc., a Delaware corporation (the “Corporation”), hereby certifies as follows:

FIRST:	The name of the Corporation is Quicksilver Resources Inc.

SECOND:	New articles ELEVENTH, TWELFTH and THIRTEENTH of the Restated Certificate of Incorporation are hereby added and the full text of such new articles is as follows:

ELEVENTH: (a) The number of directors constituting the entire Board of Directors shall be not less than three nor more than nine as fixed from time to time by vote of a majority of the entire Board, provided, however, that the number of directors shall not be reduced so as to shorten the term of any director at the time in office, and provided, further, that the number of directors constituting the entire Board shall be seven until otherwise fixed by a majority of the entire Board.

(b) The Board of Directors shall be divided into three classes, as nearly equal in number as the then total number of directors constituting the entire Board permits, with the term of office of one class expiring each year. At the annual meeting of stockholders of the Corporation at which this article ELEVENTH is approved, directors of the first class shall be elected to hold office for a term expiring at the next succeeding annual meeting, directors of the second class shall be elected to hold office for a term expiring at the second succeeding annual meeting and directors of the third class shall be elected to hold office for a term expiring at the third succeeding annual meeting. Any vacancies in the Board of Directors for any reason, and any directorships resulting from any increase in the number of directors, may be filled by the Board of Directors, acting by a majority of the directors then in office, although less than a quorum, and any directors so chosen shall hold office until the next election of the class for which such directors shall have been chosen and until their successors shall be elected and qualified. At each annual meeting of stockholders the successors to the class of directors whose term shall then expire shall be elected to hold office for a term expiring at the third succeeding annual meeting.

(c) Notwithstanding any other provisions of this Restated Certificate of Incorporation or the Bylaws of the Corporation, any director or the entire Board of Directors of the

AMENDMENTS TO THE BYLAWS OF QUICKSILVER RESOURCES INC

Corporation may be removed at any time, but only for cause and only by the affirmative vote of the holder of two-thirds or more of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as one class) cast at a meeting of the stockholders called for that purpose.

TWELFTH: No action required to be taken or which may be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting, and the power of stockholders to cause any such action to be taken by consent in writing, without a meeting, prior notice, and a vote, is specifically denied.

THIRTEENTH: Notwithstanding any other provision of this Restated

Certificate of Incorporation or the Bylaws of the Corporation (and in addition to any other vote that may be required by law, this Restated Certificate of Incorporation or the Bylaws), the affirmative vote of the holders of at least two-thirds of the outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as one class) shall be required to amend, alter or repeal any provision of articles NINTH, TENTH, ELEVENTH,

TWELFTH, or THIRTEENTH of this Restated Certificate of Incorporation.

THIRD:	This Certificate of Amendment to the Restated Certificate of Incorporation shall be effective as of the date of filing.

FOURTH:	This Certificate of Amendment was duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law.

IN WITNESS WHEREOF, Quicksilver Resources Inc., has caused this Certificate of Amendment to the Restated Certificate of Incorporation to be executed by its President and Chief Executive Officer and attested by its Secretary this 5th day of June, 2001.

QUICKSILVER RESOURCES INC.

By:	/s/ Glenn Darden
Glenn Darden, President and
Chief Executive Officer

ATTEST:

/s/ Bill Lamkin
Bill Lamkin, Executive Vice President,
Chief Financial Officer and Secretary

AMENDMENTS TO THE BYLAWS OF QUICKSILVER RESOURCES INC

CERTIFICATE OF AMENDMENT

TO THE

RESTATED CERTIFICATE OF INCORPORATION

OF

QUICKSILVER RESOURCES INC.

Quicksilver Resources Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), hereby certifies:

FIRST:

The Corporation’s Board of Directors approved the following amendment to the Fourth Articles of the Restated Certificate of Incorporation of the Corporation so that, if approved by the stockholders, such Article shall be and read as follows:

“The aggregate number of shares of all classes of stock which the Corporation shall be authorized to issue is 110,000,000 divided into the following: 100,000,000 shares of Common Stock, par value of one cent ($0.01) per share (the “Common Stock”) and 10,000,000 shares of Preferred Stock, par value of one cent ($0.01 per share (the “Preferred Stock”).

The Board of Directors of the Corporation is expressly vested with authority to issue one or more series of Preferred Stock having such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof as are permitted by law and as shall be stated and expressed in the resolution or resolutions providing for the issue of each such series of stock adopted by the Board of Directors.”

SECOND:

That thereafter, pursuant to resolution of its Board of Directors, an annual meeting of the stockholders of the Corporation was duly called and held upon notice in accordance with Section 222 of the DGCL, at which meeting the necessary number of shares as required by statute were voted in favor of the foregoing amendment.

THIRD:	This Certificate of Amendment to the Restated Certificate of Incorporation shall be effective as of the date of filing.

FOURTH:	This Certificate of Amendment to the Restated Certificate of Incorporation was duly adopted in accordance with the provisions of Section 242 of the DGCL.

IN WITNESS WHEREOF, Quicksilver Resources Inc. has caused this Certificate of Amendment to the Restated Certificate of Incorporation to be executed by its President and Chief Executive Officer this 18th day of May, 2004.

QUICKSILVER RESOURCES INC.

By:        /s/ Glenn Darden

Glenn Darden, President and

Chief Executive Officer